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                                                                EXHIBIT 25

                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                              ------------------

                      STATEMENT OF ELIGIBILITY UNDER THE
                 TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE

  Check if an application to determine eligibility of a trustee pursuant to
                          Section 305(b)(2)________

                              ------------------

                                 AMSOUTH BANK
             (Exact name of trustee as specified in its charter)

              Alabama                                 63-0935103
      (State of incorporation if                     (I.R.S. Employer
      not a U.S. national bank)                      Identification Number)

1900 Fifth Avenue North                                        35203
Birmingham, Alabama                                            (Zip Code)
(Address of principal executive offices)

                               Stephen A. Yoder
                                 AmSouth Bank
                                Law Department
                                P.O. Box 11007
                          Birmingham, Alabama 35288
                                (205) 326-5319
          (name, address and telephone number of agent for service)

                              ------------------

                         CAPSTONE CAPITAL CORPORATION
             (Exact name of obligor as specified in its charter)

       Maryland                                         63-1115479
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification Number)

    1000 Urban Center Drive
    Birmingham, Alabama                                         35242
(Address of principal executive offices)                        (Zip Code)

                              ------------------

                               Debt Securities
                     (Title of the indenture securities)
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Item 1.  General information

         Furnish the following information as to the trustee -

         (a) Name and address of each examining or supervising authority to which it is subject.

         State of Alabama, Superintendent of Banks, Montgomery, Alabama 36130 Federal Reserve Bank, Atlanta Georgia 30303
         Federal Deposit Insurance Corporation, Washington, D.C. 20429

         (b) Whether it is authorized to exercise corporate trust powers.

         Yes.

Item 2.  Affiliations with the obligor

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

Item 3.  Voting securities of the trustee.

         Not applicable.

Item 4.  Trusteeships under other indentures

         If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding furnish the following information:

         (a) Title of the securities outstanding under each such other indenture. Capstone Capital Corporation 10.5% Convertible Subordinated Debentures Due 2002

         Capstone Capital Corporation 6.55% Convertible Subordinated Debentures Due 2002

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

         No conflicting interest exists because there is not and has not been any default under such other indentures. The indenture securities will rank pari passu with the securities under such other indentures.

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.
         Not applicable.

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Item 6.       Voting securities of the trustee owned by the obligor or its officials.

              Not applicable.

Item 7. Voting securities of the trustee owned by underwriters or their officials.

              Not applicable.

Item 8.       Securities of the obligor owned or held by the trustee.

              Not applicable.

Item 9.       Securities of underwriters owned or held by the trustee.

              Not applicable.

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

              Not applicable.

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent of more of the voting securities of the obligor.

              Not applicable.

Item 12.      Indebtedness of the Obligor to the Trustee.

              Not applicable.

Item 13.      Defaults by the Obligor.

              (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

              There is not and has not been any such default.

              (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

              There has not been any such default.


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Item 14.      Affiliations with the Underwriters.

              Not applicable.

Item 15.      Foreign Trustee.

              Not applicable.

Item 16.      List of Exhibits.

              The additional exhibits listed below are filed herewith: exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rule of Practice.

      1. A copy of the articles of incorporation of the trustee as now in effect (Exhibit 1 to Form T-1, Registration No. 333-30905).

      2. A copy of the certificate of authority of the trustee to commence business and to exercise trust powers (Exhibit 2 to Form T-1, Registration No. 333-30905).

      3.      See Exhibit 2 to Form T-1.

      4. A copy of the existing bylaws of the trustee (Exhibit 3 to Form T-1, Registration No. 333-30905).

      5.      Not applicable.

      6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

      7. A copy of the latest report of condition of the trustee as of the close of business on March 31, 1997 published pursuant to the requirements of its supervising or examining authority (Exhibit 7 to Form T-1, Registration No. 333-30905).

      8.      Not applicable.

      9.      Not applicable.


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                                  SIGNATURE


        Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, AmSouth Bank, a state banking corporation organized and existing under the laws of the State of Alabama, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham, State of Alabama on the 18th day of July, 1997.


                                 AMSOUTH BANK


                                 BY /s/ Charles S. Northen, IV
                                   -----------------------------
                                   Charles S. Northen, IV
                                   Vice President
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                                  EXHIBIT 6

                              CONSENT OF TRUSTEE


        Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Debt
Securities by       Capstone Capital Corporation, we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request thereof.

      Dated July 18, 1997


                                           AMSOUTH BANK

                                           BY  /s/ Charles S. Northen, IV
                                             ------------------------------
                                             Charles S. Northen, IV
                                             vice President